UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 3, 2007

STAR ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29323	87-0643634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
317 Madison Avenue, New York New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 500-5006

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 of the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        The information in Item 3.02 to this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

        On August 3, 2007, the Company entered into separate letter agreements, dated August 1, 2007, with each of Firecreek Petroleum, Inc., a wholly-owned subsidiary of EGPI Firecreek, Inc. (“Firecreek”), PJM Management, Inc. (“PJM”) and Double Coin Ltd. (“Double Coin”) pursuant to which the Company acquired from Firecreek, PJM and Double Coin any and all of their rights and interests with respect to certain projects in the Ukraine consisting of 100% of a project known as the Region Project, 51% of a project known as the Dewon Zao Project and 100% of a project known as the Bukovyna Project (the “Projects”) in exchange for the issuance to Firecreek of 2,100,000 shares of the Company’s Common Stock and $100,000, to PJM of 150,000 shares of the Company’s Common Stock and $10,000, and to Double Coin of 2,500,000 shares of the Company’s Common Stock.

        The rights and interests acquired include, but are not limited to: (1) any right to acquire shares or other interests in any entities to whom licenses, permits or permissions to explore for or extract oil, natural gas or other natural resources on any territories on which the Projects are located have been issued by any government authority having jurisdiction over such territories; (2) any direct right to acquire licenses, permits or permissions to explore for or extract oil, natural gas or other natural resources on any territories on which the Projects are located issued or to be issued by any government authority having jurisdiction over such territories; (3) interests currently held by Firecreek, PJM and Double Coin in any joint ventures, partnerships, consortiums, or industry groups that currently have rights to any Project or any other arrangements pertaining to any Project in which Firecreek, PJM and Double Coin currently have an interest, and (4) any business opportunities related to the Projects. The acquired rights exclude any and all rights outside of the Ukraine.

        In essence, these agreements afford the Company the right to contract for the purchase of the interests in Projects, which consist of the aggregate of seven oil and gas fields, two of which are producing.

        In connection with the transaction, each of Firecreek, PJM and Double Coin entered in investment letters in favor of the Company in which each represented, among other things, that it was an “accredited investor,” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and that it was acquiring the shares for investment only and not with a view the distribution of all or part thereof, and acknowledged that the shares acquired are not currently registered under the Securities Act, and may not be resold unless subsequently registered or an exemption from registration is available. Under the letter agreements, the Company has undertaken to register the shares of resale as soon as possible. The certificates evidencing the shares are to contain a legend to the effect that the shares were acquired for investment, have not been registered under the Securities Act and may not be sold in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company believes that the issuance of the shares was exempt from the registration provisions of the Securities Act by virtue of the exemption afforded under Section 4(2) of the Securities Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

    (a)        On August 3, 2007, the Company’s Board of Directors authorized an increase, effective August 1, 2007, in the base salary of Patrick J. Kealy, the Company’s President and Chief Executive Officer, under Mr. Kealy’s Employment Agreement dated November 16, 2006, from $150,000 to $185,000 per annum.

    (b)        On August 3, 2007, the Company’s Board of Directors authorized an increase, effective August 1, 2007, in the base salary of Marcus Segal, the Company’s Chief Financial Officer from $5,000 to $8,000 per month.

    (c)        While, except for Bryson Farill, the Company does not have any non-employee directors, on August 3, 2007, the Company’s Board of Directors resolved that non-employee directors be compensated at the rate of $3,000 per month except that a non-employee Chairman of the Board is to receive $5,000 per month effective August 1, 2007. On August 3, 2007, Bryson Farill, was elected Chairman of the Board of Directors of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:
	Exhibit No.	Description
	99.1	Letter Agreement dated August 1, 2007 between the Company and Firecreek Petroleum, Inc.
	99.2	Letter Agreement dated August 1, 2007 between the Company and PJM Management, Inc.
	99.3	Letter Agreement dated August 1, 2007 between the Company and Double Coin Ltd.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2007	STAR ENERGY CORPORATION (Registrant) By: /s/ Patrick J. Kealy Patrick J. Kealy President and CEO

Exhibit Index

Exhibit Number	Description
99.1	Letter Agreement dated August 1, 2007 between the Company and Firecreek Petroleum, Inc.
99.2	Letter Agreement dated August 1, 2007 between the Company and PJM Management, Inc.
99.3	Letter Agreement dated August 1, 2007 between the Company and Double Coin Ltd.